Exhibit 99

                               Press Release

                                   Dated

                               April 15, 2002





















                                Press Release

Today's date: April 15, 2002                 Contact: Bill W. Taylor
Release date: Immediately                    Executive Vice President, C.F.O.
                                             (903) 586-9861

       JACKSONVILLE BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

     Jacksonville, Texas, April 15, 2002 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas today reported net income of $1.5 million, or $.81 per share diluted, for the three month period ended March 31, 2002. This represents a 39.5% increase in net earnings when compared to the same three month period a year earlier with reported earnings of $1.1 million or $.55 per diluted share.

     For the six month period ended March 31, 2002 net earnings reached $2.7 million or $1.48 per share diluted compared to $2.0 million or $1.01 per diluted share for the six month period ended March 31, 2001.

     Jerry Chancellor, President and CEO stated, "We are pleased to report another profitable quarter. Our greatest percentage increase in income came from interest on mortgage-backed securities, where we recorded an increase of $371,000 or 49.6%. We also saw a strong increase in interest on loans receivable of $726,000, a 15.02% increase over the same quarter in 2001. Earnings were also enhanced by an increase of only $194,000 in interest on deposits for the comparable quarters even though deposits increased $89.2 million for the year. Interest on FHLB advance also decreased $213,000 for the comparable periods."

     "The Company increased net interest income after provision for loan losses to $3.6 million, an increase of 44.9% compared to the quarter a year earlier."

      Total non-interest income decreased $22,000 to $742,000 at March 31, 2002 from $764,000 at March 31, 2001. While fees and deposit service charges increased $122,000 and other non-interest income increased by $46,000, real estate operations, net decreased $157,000 and gain on sale of investment securities decreased $42,000 for the comparable periods.

     Non-interest expense increased to $2.1 million at March 31, 2002 from $1.6 million for the quarter ended March 31, 2001. The increase was primarily due to an increase in compensation and benefits of $123,000; an increase of $84,000 in occupancy and equipment; initiation of the amortization of intangible assets of $100,000 and an increase of $136,000 in other non-interest expense. A large part of the increase was attributable to the costs associated with the acquisition of the Carthage, Texas branch.

     At March 31, 2002, assets totaled $398.8 million, liabilities totaled $362.5 million and stockholders' equity amounted to $36.3 million.

     Jacksonville Bancorp, Inc.'s wholly owned subsidiary, Jacksonville Savings Bank, SSB, operates from its headquarters in Jacksonville, Texas, and through its eight branch office network in Tyler (2), Longview (2), Palestine, Athens, Rusk, and Carthage.



                  JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)


                                                        March 31,     September 30,
                                                      -------------   -------------
                                                          2002            2001
                                                      -------------   -------------
                                                       (Unaudited)      (Audited)

ASSETS
  Cash on hand and in banks                           $       3,713   $       2,804
  Interest-bearing deposits                                   8,769          10,835
  Investment securities:
    Held-to-maturity, at cost                                15,982           4,500
    Available-for-sale, at estimated market value            13,061          14,273
  Mortgage-backed certificates:
    Held-to-maturity, at cost                                47,352          14,603
    Available-for-sale, at estimated market value            31,617          44,255
  Loans receivable, net                                     260,766         246,432
  Accrued interest receivable                                 2,977           2,727
  Foreclosed real estate, net                                    38              63
  Premises and equipment, net                                 5,045           4,782
  Stock in Federal Home Loan Bank of Dallas, at cost          3,122           2,613
  Investment in real estate at cost                           1,240           1,176
  Mortgage servicing rights                                     599             597
  Intangible assets (net)                                     3,505               -
  Other assets                                                1,045           1,334
                                                      -------------    ------------
        Total assets                                  $     398,831  $      350,994
                                                      =============    ============
LIABILITIES
  Deposits                                            $     321,482  $      260,304
  FHLB Advances                                              36,379          48,108
  Advances from borrowers for taxes and insurance             2,044           4,060
  Accrued expenses and other liabilities                      2,615           2,538
                                                      -------------    ------------
        Total liabilities                                   362,520         315,010


STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000
    shares authorized; 2,733,569 and 2,705,395
    shares issued; and 1,771,824 and 1,835,835
    shares outstanding at March 31, 2002 and
    September 30, 2001, respectively                             27              27
    Additional paid in capital                               23,329          23,046
    Retained earnings, substantially restricted              29,455          27,189
  Less:
    Treasury shares, at cost                                (15,653)        (13,676)
    (961,745 & 869,560 shares, respectively)
    Shares acquired by Employee Stock Ownership Plan           (954)           (989)
    Shares acquired by Management Recognition Plan                -             (14)
    Accumulated other comprehensive income (loss)               107             401
                                                      -------------    ------------
        Total stockholders' equity                           36,311          35,984
                                                      -------------    ------------
          Total liabilities and stockholders' equity  $     398,831  $      350,994
                                                      =============    ============



                   JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)
                                    Unaudited

                                       Six Months Ended     Three Months Ended
                                           March 31,             March 31,
                                      --------   --------  ---------  ---------
                                        2002       2001       2002       2001
                                      --------   --------  ---------  ---------
INTEREST INCOME
  Loans receivable                    $ 10,865   $  9,755  $   5,558  $   4,832
  Mortgage-backed securities             2,244      1,307      1,119        748
  Investment securities                    691        690        370        336
  Other                                    163        234         72        109
                                      --------   --------  ---------  ---------
    Total interest income               13,963     11,986      7,119      6,025

INTEREST EXPENSE
  Deposits                               6,087      5,619      3,009      2,815
  Other                                  1,075      1,355        501        714
                                      --------   --------  ---------  ---------
      Total interest expense             7,162      6,974      3,510      3,529
                                      --------   --------  ---------  ---------
      Net interest income                6,801      5,012      3,609      2,496

PROVISION FOR LOSSES ON LOANS               48         41         25         23
                                      --------   --------  ---------  ---------
  Net interest income after
    provision for losses on loans        6,753      4,971      3,584      2,473

NONINTEREST INCOME
  Fees and deposit service charges       1,173        859        595        473
  Real estate operations, net               48        188         41        198
  Mortgage servicing assets                 12         13         12          3
  Gain on sale of investment securities      -         42          -         42
  Other                                    132         89         94         48
                                      --------   --------  ---------  ---------
    Total noninterest income             1,365      1,191        742        764

NONINTEREST EXPENSE
  Compensation and benefits              2,387      2,068      1,167      1,044
  Occupancy and equipment                  513        382        292        208
  Insurance expense                         55         48         28         24
  Amortization of intangible assets        167          -        100          -
  Other                                    880        687        493        357
                                      --------   --------  ---------  ---------
      Total noninterest expense          4,002      3,185      2,080      1,633

INCOME BEFORE TAXES ON INCOME            4,116      2,977      2,246      1,604

TAXES ON INCOME                          1,418      1,023        777        551
                                      --------   --------  ---------  ---------
  Net earnings                         $ 2,698   $  1,954   $  1,469    $ 1,053
                                      ========   ========  =========  =========
EARNINGS PER SHARE
  Basic                               $   1.55   $   1.05   $    .85   $    .57
                                      ========   ========  =========  =========
  Diluted                             $   1.48   $   1.01   $    .81   $    .55
                                      ========   ========  =========  =========




                  JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   Unaudited


                                                            Six Months   Six Months
                                                              Ended        Ended
                                                             March 31,    March 31,
                                                               2002         2001
                                                            ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                $    2,698   $    1,954
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation                                                  279          161
     Amortization                                                  167            4
     Provision for losses on loans and real estate                  48           41
     Loans originated for sale                                 (17,753)     (10,399)
     Loans sold                                                 17,753       10,399
     Gain on sale of other real estate                             (14)        (131)
     Gain on loans sold                                             (2)         (16)
     Accrual of MRP awards                                          14           84
     ESOP compensation accrued                                      64           50
     Change in assets and liabilities:
       (Increase) decrease in accrued interest receivable         (250)          72
       (Increase) decrease in prepaid expenses and
         other assets                                           (3,383)         634
       Increase (decrease) in accrued expenses and
        other liabilities                                          221         (240)
                                                            ----------   ----------
         Net cash provided by (used in)
          operating activities                                    (158)       2,613

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds on maturity of investment securities                  9,497       14,804
  Purchase of investment securities                            (19,986)      (8,990)
  Net principal payments (origination) on loans                (14,377)      (3,297)
  Proceeds from sale of foreclosed real estate                      34           50
  Purchase of mortgage-backed securities                       (35,148)     (17,000)
  Principal paydowns on mortgage-backed securities              14,818        2,766
  Capital expenditures                                            (542)         (85)
  Purchase of stock in FHLB Dallas                                (509)        (394)
  Investment in real estate                                        (64)          32
                                                            ----------   ----------
         Net cash used in investing activities                 (46,277)     (12,114)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                      61,178       11,560
  Net decrease in advances for taxes and insurance              (2,016)      (2,120)
  Dividends paid                                                  (432)        (456)
  Advances from FHLB                                            22,500       32,000
  Payment of FHLB advances                                     (34,229)     (26,215)
  Purchase of Treasury stock                                    (1,977)      (1,514)
  Proceeds from exercise of stock options                          254           95
                                                            ----------   ----------
         Net cash provided by (used in) financing
           activities                                           45,278       13,350
                                                            ----------   ----------
         Net increase (decrease)in cash and cash equiv.         (1,157)       3,849
                                                            ----------   ----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                13,639        7,521
                                                            ----------   ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $   12,482   $   11,370
                                                            ==========   ==========




                  JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE SIX MONTHS ENDED March 31, 2002
                            (DOLLARS IN THOUSANDS)
                                   Unaudited

                                                                    Total
                                                                 Stockholders'
                                                                    Equity
                                                                 -------------
Balance at September 30, 2001                                    $      35,984

    Net earnings                                       2,698
    Other comprehensive income - net change in
    unrealized gain on securities available-for-sale    (294)
                                                       -----
  Comprehensive income                                                   2,404
  Accrual of MRP awards                                                     14
  Accrual of ESOP compensation                                              64
  Cash dividends                                                          (432)
  Treasury shares purchased                                             (1,977)
  Proceeds from Exercise of Stock Options                                  254
                                                                 -------------
Balance at March 31, 2002                                        $      36,311
                                                                 =============






















                           JACKSONVILLE BANCORP, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS



NOTE 1 - BASIS OF PRESENTATION
  The unaudited financial statements were prepared in accordance with instructions for Form 10-Q and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial statements have been included.
  The results of operations for the six-month and three-month periods ended March 31, 2002 and 2001 are not necessarily indicative of the results which may be expected for an entire fiscal year.

NOTE 2 - EARNINGS PER SHARE
  Basic earnings per share for the six and three month periods ended March 31, 2002 and 2001 have been computed by dividing net earnings by the weighted average number of shares outstanding. Shares controlled by the ESOP are accounted for in accordance with Statement of Position 93-6 under which unallocated shares are not considered in the weighted average number of shares of common stock outstanding. Diluted earnings per share have been computed, giving effect to outstanding stock purchase options by application of the treasury stock method.

  Following is a summary of shares used for calculating basic and diluted earnings per share:
                                Six Months Ended         Three Months Ended
                                    March 31,                 March 31,
                               2002         2001         2002         2001
                            ---------    ---------    ---------    ---------
  Basic EPS - Average
   shares outstanding       1,738,208    1,853,546    1,726,979    1,838,623
  Effect of dilutive
   stock options               87,763       80,334       86,774       91,805
                            ---------    ---------    ---------    ---------
  Diluted EPS - Average
   shares outstanding       1,825,971    1,933,880    1,813,753    1,930,428
                            =========    =========    =========    =========


NOTE 3 - RECLASSIFICATION OF PREVIOUS STATEMENTS
  Certain items previously reported have been reclassified to conform with the current period's reporting format.